SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

________________________

CITIBANK, N.A.

A National Banking Association

13-5266470

(I.R.S. employer

identification no.)

399 Park Avenue, New York, New York

10043

(Address of principal executive office)

(Zip Code)

_______________________

FIFTH THIRD HOME EQUITY LOAN TRUST 2003-1

THAT ISSUES NOTES UNDER THE RELATED PROSPECTUS AND PROSPECTUS

SUPPLEMENT

(Exact name of Obligor as specified in its charter)

Delaware	Applied for
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
c/o Wilmington Trust Company, as Owner Trustee Attn: Corporate Trust Administration Rodney Square North 1100 North Market Street Wilmington, Delaware	19890-0001
Or such other address specified in the applicable Prosepctus Supplement
(Address of principal executive offices)	(Zip Code)

_________________________

Asset Backed Securities

Item 1. General Information.

Furnish the following information as to the trustee:

(a)

Name and address of each examining or supervising authority to which it is subject.

Name

Address

Comptroller of the Currency

Washington, D.C.

Federal Reserve Bank of New York

New York, NY

33 Liberty Street

New York, NY

Federal Deposit Insurance Corporation Washington, D.C.

(b)

Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16. List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers.

(Exhibit 3 to T-1 to Registration Statement No. 2-55519)

Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

Exhibit 5 - Not applicable.

Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as ____________- attached)

Exhibit 8 - Not applicable.

Exhibit 9 - Not applicable.

__________________

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 23rd day of September, 2003.

CITIBANK, N.A.

By

/s/Kristen Driscoll
Kristen Driscoll
Assistant Vice President

Charter No. 1461

Comptroller of the Currency

Northeastern District

REPORT OF CONDITION

CONSOLIDATING

DOMESTIC AND FOREIGN

SUBSIDIARIES OF

Citibank, N.A. of New York in the State of New York, at

the close of business on June 30, 2003, published in

response to call made by Comptroller of the Currency,

under Title 12, United States Code, Section 161.

Charter Number 1461 Comptroller of the Currency

Northeastern District.

ASSETS	Thousands of dollars
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$13,650,000
Interest-bearing balances	16,238,000
Held-to-maturity securities	59,000
Available-for-sale securities	85,821,000
Federal funds sold in domestic Offices	6,996,000
Federal funds sold and securities purchased under agreements to resell	8,097,000
Loans and leases held for sale	2,069,000
Loans and lease financing receivables:
Loans and Leases, net of unearned income	297,517,000
LESS: Allowance for loan and lease losses	8,168,000
Loans and leases, net of unearned income, allowance, and reserve	289,349,000
Trading assets	48,501,000
Premises and fixed assets (including capitalized leases)	3,882,000
Other real estate owned	112,000
Investments in unconsolidated subsidiaries and associated companies	746,000
Customers' liability to this bank on acceptances outstanding	1,187,000
Intangible assets: Goodwill	5,515,000
Intangible assets: Other intangible assets	4,436,000
Other assets	36,457,000
TOTAL ASSETS	$523,115,000

LIABILITIES
Deposits: In domestic offices	$111,957,000
Noninterest-bearing	19,198,000
Interest-bearing	92,759,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	239,058,000
Noninterest-bearing	18,562,000
Interest-bearing	220,496,000
Federal funds purchased in domestic Offices	14,630,000
Federal funds purchased and securities sold under agreements to repurchase	10,807,000
Demand notes issued to the U.S. Treasury	0
Trading liabilities	25,461,000
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):	29,562,000
Bank's liability on acceptances executed and outstanding	1,187,000
Subordinated notes and debentures	11,500,000
Other liabilities	37,772,000
TOTAL LIABILITIES	$481,934,000
Minority interest in consolidated Subsidiaries	229,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	1,950,000
Common stock	751,000
Surplus	22,672,000
Retained Earnings	16,393,000
Accumulated net gains (losses) on cash flow hedges	– 814,000
Other equity capital components	0
TOTAL EQUITY CAPITAL	$40,952,000
TOTAL LIABILITIES AND EQUITY CAPITAL	$523,115,000

I, Grace B. Vogel, Vice President and Controller of the

above-named bank do hereby declare that this Report of

Condition is true and correct to the best of my

knowledge and belief.

Grace B. Vogel

We, the undersigned directors, attest to the correctness

of this Report of Condition. We declare that it has

been examined by us, and to the best of our knowledge

and belief has been prepared in conformance with the

instructions and is true and correct.

Directors:

Robert B. Willumstad

William R. Rhodes

Alan S. MacDonald